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Exhibit 16

                                Friedman LLP
                                Certified Public Accountants


A Limited Liability             6 Regent Street             Office: 973-994-7777
Partnership                     Livingston, NJ 07039        Fax:    973-994-3444

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June 25, 2004

Securities and Exchange Commission
Washington, DC 20549

Re:  American Banknote Corp.

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in American Banknote Corp's Form 8-K, dated June 25, 2004, and are in agreement with the statements contained therein, as they relate to our firm.

Very truly yours,

Friedman LLP

FRIEDMAN LLP
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Friedman LLP
Livingston, New Jersey